Centrue Financial Corporation Announces Third Quarter Earnings

OTTAWA, IL -- 10/22/2007 -- Centrue Financial Corporation (NASDAQ: TRUE) reported net income from continuing operations for the third quarter 2007 of $3.8 million or $0.60 per diluted share as compared to $1.5 million or $0.38 per diluted share in the third quarter 2006. For the nine months ended September 30, 2007, net income from continuing operations equaled $8.2 million or $1.26 per diluted share compared to $4.5 million or $1.14 per diluted share in the same period 2006. Results for the three and nine months ended September 30, 2007 included the impact from the merger of Centrue Financial Corporation and UnionBancorp, Inc. that occurred in November 2006.

"We are fast approaching the one-year anniversary of our merger and it is encouraging to see the strategic progress that has already been achieved," remarked Thomas A. Daiber, President and CEO. "We have significantly improved the return to our shareholders while realizing strong asset growth and improving our asset quality. Through the third quarter, we have already realized $3.3 million in actual 2007 cost savings and are confident that we will exceed the $4.0 million in annual cost savings that were not anticipated to be fully realized from the merger until 2008. The majority of our systems have been integrated and we have aligned our staffing levels with peer group. We have made progress on redefining our branch distribution network in order to better utilize capital and to leverage our core competencies. We continue to experience remarkable success in the St. Louis metropolitan market and expect to continue to grow primarily through the acquisition of new commercial banking relationships at our full service Clayton, Missouri branch. Since opening as a loan production office in September of 2006, the loan portfolio of the Clayton office has grown to $143.4 million and our pipeline remains strong."

Third Quarter Highlights:

--  Third quarter results included the following nonrecurring items:

    --  Net gain on sale of $459,000 realized from properties held in other real estate.

    --  Net fees of $132,000 generated from one U.S. Internal Revenue Code
        Section 1031 exchange brokerage transaction.

    --  The impact to earnings after taxes related to these items was approximately $362,000 or $0.06 per diluted share.

--  In order to integrate operations and streamline our retail distribution channel, the Company closed its Urbana, Illinois location at the end of
    August. This action, in addition to the closing of the Company's Dwight
    In-Store and Coal City In-Store branches earlier in the year, will reduce the branch distribution network from 36 to 33 locations.

--  With a successful core systems conversion late in the second quarter, the Company was able to realize a net reduction of over 100 full time equivalent employees as of September 30, 2007 as compared to pro-forma staffing levels at the beginning of 2006.

Loan and Funding

Outstanding loans totaled $933.9 million at September 30, 2007 compared to $836.9 million at December 31, 2006, representing an increase of $97.0 million or 11.6%. The loan growth was largely generated in the St. Louis market and concentrated in commercial real estate lending activity. The Company has no direct exposure to subprime mortgages.

Deposits totaled $1,063.8 million at September 30, 2007 compared to $1,026.6 million at December 31, 2006, representing an increase of $37.2 million or 3.6%. The majority of the increase was concentrated in higher costing time and wholesale deposits representing a shift from lower costing non-maturing deposits.

Asset Quality and Allowance for Loan Loss

During the third quarter 2007, the Company made no provision to the allowance for loan losses. No provision expense was necessary for the quarter as a result of improvements realized in nonperforming loans, the delinquency ratio and action list loans since year-end 2006.

The allowance was 1.16% of total loans outstanding at September 30, 2007, compared to 1.29% reported at year-end 2006. The third quarter 2007 reserve coverage ratio (allowance to nonperforming loans) was reported at 194.72% as compared to 92.14% reported at year-end 2006. The delinquency ratio was 1.32%, a decrease from 2.44% reported at year-end 2006.

Nonperforming loans were $5.6 million, a decrease of $6.2 million or 47.5% reported at year-end 2006. The level of nonperforming loans to end of period loans totaled 0.60% as of September 30, 2007 compared to 1.40% as of December 31, 2006.

Net Interest Margin

The net interest margin for the third quarter of 2007 was 3.40% as compared to 3.49% for the same period in 2006. The decrease in the net interest margin was primarily a result of deposit and borrowing rates increasing more rapidly than yields earned on loans and investments. Tax-equivalent net interest income increased to $10.3 million for the third quarter 2007 as compared to $5.2 million earned in the same period of 2006. The improvement in net interest income was largely related to an increase in earning assets due to the addition of the former Centrue's loan and investment portfolios. This was offset by increases in deposit balances and a shift in the mix of funding liabilities from lower costing non-interest bearing deposits to higher costing time deposits. It is likely that the margin will remain under pressure throughout 2007 due to expected competition in pricing loans and deposits.

Noninterest Income and Expense

Total noninterest income for the third quarter 2007 was $4.4 million as compared to $1.5 million reported in the same period in 2006. Excluding $459,000 in net gain on sale of OREO properties from the third quarter of 2007 and $132,000 in net fees generated from one U.S. Internal Revenue Code Section 1031 exchange brokerage transaction, noninterest income increased $2,295,000 or 155.0% during the third quarter of 2007 as compared to the same period in 2006. The growth experienced was primarily the result of improvements in service charges on deposit accounts, NSF fees and revenue generated from the mortgage banking division as a result of the November 2006 merger. Total noninterest expense levels were $8.6 million, an increase of 87.0% from $4.6 million recorded during the same period in 2006. The increase was reported across all categories and predominantly due to higher costs associated with operating 21 additional branches resulting from the November 2006 merger. Also adversely impacting expense levels were core deposit amortization and expenses related to organizational restructuring.

Capital Management

At September 30, 2007, the Company's total risk-based capital ratio and leverage ratio were 11.06% and 7.80%, respectively. Centrue's capital positions continue to exceed the minimum ratios of 10.0% and 5.0% required by the Federal Reserve for a bank holding company to be considered "well capitalized."

Other capital management activity for the quarter included the following:

--  The Board of Directors approved the payment of a $0.13 common stock dividend, marking the 89th consecutive quarter of dividends paid to stockholders.

--  The existing stock repurchase program was extended to allow for the repurchase of an additional 500,000 shares, or approximately 8% of the
    Company's currently issued and outstanding shares over an 18-month period.
    This plan will commence immediately following the completion of the current stock repurchase program which was announced in November of 2006.

--  The Company repurchased 104,794 shares of common stock at a weighted average cost of $19.84 per share.  As of September 30, 2007, approximately
    650,000 shares remain under Centrue's existing repurchase plan.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in Ottawa, Illinois and devotes special attention to personal service and offers bank, trust and investment services. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central and Northern Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

--  Unaudited Quarterly Highlights
--  Unaudited Consolidated Balance Sheets
--  Unaudited Consolidated Statements of Income
--  Unaudited Selected Quarterly Consolidated Financial Data

Centrue Financial Corporation
Unaudited Highlights
(In Thousands, Except Share Data)

                                 Three Months Ended     Nine Months Ended
                                    September 30,         September 30,
                                --------------------  --------------------
                                  2007       2006       2007       2006
                                ---------  ---------  ---------  ---------
Operating Highlights
   Net income                   $   3,838  $   1,236  $   8,243  $   4,176
   Income from continuing
    operations                  $   3,838  $   1,506  $   8,243  $   4,503
   Return on average total
    assets                           1.13%      0.76%      0.83%      0.85%
   Return on average
    stockholders equity             12.78       7.32       9.29       8.43
   Net interest margin               3.40       3.49       3.35       3.46
   Efficiency ratio                 59.42      70.23      68.36      73.21
Per Share Data
   Diluted earnings per common
    share                       $    0.60  $    0.31  $    1.26  $    1.06
   Diluted earnings per common
    share from continuing
    operations                  $    0.60  $    0.38  $    1.26  $    1.14
   Diluted earnings per common
    share from discontinued
    operations                  $       -  $   (0.07) $       -  $   (0.08)
   Book value per common share  $   19.12  $   17.85  $   19.12  $   17.85
   Diluted weighted average
    common shares outstanding   6,357,605  3,783,075  6,433,243  3,800,869
   Period end common shares
    outstanding                 6,261,128  3,742,851  6,261,128  3,742,851
Stock Performance Data
   Market price:
      Quarter end               $   20.00  $   19.16  $   20.00  $   19.16
         High                   $   20.31  $   20.17  $   20.55  $   21.48
         Low                    $   18.95  $   17.44  $   18.50  $   17.44
   Period end price to book
    value                            1.05       1.07       1.05       1.07

Centrue Financial Corporation
Unaudited Consolidated Balance Sheets
(In Thousands, Except Share Data)

                                                 September 30, December 31,
                                                      2007         2006
                                                  -----------  -----------
ASSETS
   Cash and cash equivalents                      $    55,008  $    40,195
   Securities available-for-sale                      265,873      298,692
   Loans                                              933,903      836,944
   Allowance for loan losses                          (10,852)     (10,835)
                                                  -----------  -----------
      Net loans                                       923,051      826,109
   Cash surrender value of life insurance              26,644       25,904
   Mortgage servicing rights                            3,223        3,510
   Premises and equipment, net                         35,783       35,403
   Goodwill                                            25,403       25,396
   Intangible assets, net                              11,541       12,733
   Other real estate                                    4,620        2,136
   Other assets                                        12,100       12,947
                                                  -----------  -----------

      Total assets                                $ 1,363,246  $ 1,283,025
                                                  ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
   Liabilities
      Deposits
         Non-interest-bearing                     $   109,189  $   125,585
         Interest-bearing                             954,616      901,025
                                                  -----------  -----------
            Total deposits                          1,063,805    1,026,610
      Federal funds purchased and securities sold
       under agreements to repurchase                  52,295       36,319
      Advances from the Federal Home Loan Bank         80,724       63,147
      Notes payable                                    12,397        9,015
      Series B mandatory redeemable preferred
       stock                                              831          831
      Subordinated debentures                          20,620       20,620
      Other liabilities                                12,340        8,292
                                                  -----------  -----------
         Total liabilities                          1,243,012    1,164,834

   Stockholders' equity
      Series A convertible preferred stock                500          500
      Common stock                                      7,436        7,412
      Surplus                                          70,867       70,460
      Retained earnings                                58,126       52,469
      Accumulated other comprehensive income              437          235
                                                  -----------  -----------
                                                      137,366      131,076
      Treasury stock, at cost                         (17,132)     (12,885)
                                                  -----------  -----------
         Total stockholders' equity                   120,234      118,191

            Total liabilities and stockholders’
             equity                               $ 1,363,246  $ 1,283,025
                                                  ===========  ===========

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Share Data)

                                    Three Months Ended  Nine Months Ended
                                      September 30,       September 30,
                                    ------------------- ------------------
                                      2007      2006      2007      2006
                                    --------- --------  --------  --------
Interest income
  Loans                             $  18,000 $  7,444  $ 50,963  $ 21,793
  Securities
    Taxable                             3,071    2,065     9,543     6,083
    Exempt from federal income taxes      378      218     1,141       644
  Federal funds sold and other            112       75       380       141
                                    --------- --------  --------  --------
    Total interest income              21,561    9,802    62,027    28,661

Interest expense
  Deposits                              9,734    4,128    27,994    11,452
  Federal funds purchased and
   securities sold under agreements
   to repurchase                          536       69     1,409       192
  Advances from the Federal Home
   Loan Bank                              636      364     1,909     1,300
  Series B Mandatory Redeemable            12       12        37        37
  Subordinated debentures                 395        -     1,293         -
  Notes payable                           164      155       487       468
                                    --------- --------  --------  --------
    Total interest expense             11,477    4,728    33,129    13,449

Net interest income                    10,084    5,074    28,898    15,212
Provision for loan losses                   -     (200)      226    (1,300)
                                    --------- --------  --------  --------
Net interest income after
  provision for loan losses            10,084    5,274    28,672    16,512

Noninterest income
  Service charges                       1,725      476     5,063     1,411
  Trust income                            243      202       704       620
  Mortgage banking income                 399      240     1,282       767
  Brokerage commissions and fees          416       87       646       260
  Bank owned life insurance (BOLI)        252      153       740       430
  Securities gains (losses), net            -        -       (33)      (88)
  Gain on sale of Oreo                    459        -     1,047         -
  Other income                            873      323     2,366       925
                                    --------- --------  --------  --------
                                        4,367    1,481    11,815     4,325

Noninterest expenses
  Salaries and employee benefits        3,891    2,630    14,183     8,035
  Occupancy expense, net                1,028      356     2,988     1,110
  Furniture and equipment expense         616      515     1,938     1,508
  Marketing                               325       88       738       294
  Supplies and printing                   137       71       474       230
  Telephone                               198      104       586       339
  Amortization of intangible assets       562       11     1,774        71
  Other expenses                        1,874      816     5,744     2,764
                                    --------- --------  --------  --------
                                        8,631    4,591    28,425    14,351

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Share Data)

                                    Three Months Ended  Nine Months Ended
                                      September 30,       September 30,
                                    ------------------- ------------------
                                      2007      2006      2007      2006
                                    --------- --------  --------  --------
Income from continuing operations
  before income taxes                   5,820    2,164    12,062     6,486
Income taxes                            1,982      658     3,819     1,983
                                    --------- --------  --------  --------
  Income from continuing operations     3,838    1,506     8,243     4,503

Discontinued operations:
  Loss from discontinued operations         -     (440)        -      (534)
  Income tax benefit                        -     (170)        -      (207)
                                    --------- --------  --------  --------
  Gain (loss)  on discontinued
   operations                               -     (270)        -      (327)
                                    --------- --------  --------  --------

    Net income                      $   3,838 $  1,236  $  8,243  $  4,176
                                    ========= ========  ========  ========

Preferred stock dividends                  52       52       156       156
                                    --------- --------  --------  --------
Net income for common stockholders  $   3,786 $  1,184  $  8,087  $  4,020
                                    ========= ========  ========  ========

Basic earnings per share from
 continuing operations              $    0.60 $   0.39  $   1.26  $   1.16
                                    ========= ========  ========  ========
Diluted earnings per share from
 continuing operations              $    0.60 $   0.38  $   1.26  $   1.14
                                    ========= ========  ========  ========
Basic earnings per share from
 discontinued operations            $       - $  (0.07) $      -  $  (0.09)
                                    ========= ========  ========  ========
Diluted earnings per share from
 discontinued operations            $       - $  (0.07) $      -  $  (0.08)
                                    ========= ========  ========  ========
Basic earnings per common share     $    0.60 $   0.32  $   1.26  $   1.07
                                    ========= ========  ========  ========
Diluted earnings per common share   $    0.60 $   0.31  $   1.26  $   1.06
                                    ========= ========  ========  ========

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Share Data)

                                         Quarters Ended
                     -----------------------------------------------------
                     09/30/07   06/30/07   03/31/07   12/31/06   09/30/06
                     ---------  ---------  ---------  ---------  ---------
Statement of Income
 Data
 Interest income     $  21,561  $  20,653  $  19,813  $  15,197  $   9,802
 Interest expense      (11,477)   (11,162)   (10,490)    (7,902)    (4,728)
                     ---------  ---------  ---------  ---------  ---------
 Net interest income    10,084      9,491      9,323      7,295      5,074
 Provision for loan
  losses                     -        226          -         25       (200)
                     ---------  ---------  ---------  ---------  ---------
 Net interest income
  after provision
  for loan losses       10,084      9,265      9,323      7,270      5,274
 Noninterest income      4,367      4,194      3,254      2,363      1,481
 Noninterest expense     8,631      9,846      9,948      8,372      4,591
                     ---------  ---------  ---------  ---------  ---------
 Income before
  income taxes           5,820      3,613      2,629      1,261      2,164
 Provision for
  income taxes           1,982      1,107        730        162        658
                     ---------  ---------  ---------  ---------  ---------
 Income from
  continuing
  operations (after
  related taxes)         3,838      2,506      1,899      1,099      1,506
 Loss on
  discontinued
  operations (tax
  effected)                  -          -          -        (88)      (270)
                     ---------  ---------  ---------  ---------  ---------
 Net income          $   3,838  $   2,506  $   1,899  $   1,011  $   1,236
                     =========  =========  =========  =========  =========
 Net income on
  common stock       $   3,786  $   2,454  $   1,847  $     960  $   1,184
                     =========  =========  =========  =========  =========

Per Share Data
 Basic earnings per
  common share       $    0.60  $    0.38  $    0.29  $    0.18  $    0.32
 Basic earnings per
  common share from
  continuing
  operations              0.60       0.38       0.29       0.20       0.39
 Diluted earnings
  per common share        0.60       0.38       0.28       0.18       0.31
 Diluted earnings
  per common share
  from continuing
  operations              0.60       0.38       0.28       0.20       0.38
 Cash dividends on
  common stock            0.13       0.13       0.12          -       0.12
 Dividend payout
  ratio for common
  stock                  21.71%     34.03%     41.89%         -      37.91%
 Book value per
  common share       $   19.12  $   18.48  $   18.42  $   18.23  $   17.85
 Basic weighted
  average common
  shares outstanding 6,321,760  6,414,390  6,461,791  5,193,562  3,742,777
 Diluted weighted
  average common
  shares outstanding 6,357,605  6,449,777  6,497,614  5,233,655  3,783,075
 Period-end common
  shares outstanding 6,261,128  6,363,922  6,470,840  6,455,068  3,742,851

Balance Sheet Data
 Securities          $ 265,873  $ 276,710  $ 289,288  $ 298,692  $ 182,171
 Loans                 933,903    912,168    868,529    836,944    407,015
 Allowance for loan
  losses                10,852     10,828     10,607     10,835      6,103
 Assets              1,363,246  1,358,818  1,318,821  1,283,025    648,851
 Deposits            1,063,805  1,088,122  1,057,297  1,026,610    526,918
 Stockholders'
  equity               120,234    118,084    119,667    118,191     67,313

Earnings Performance
 Data
 Return on average
  total assets            1.13%      0.76%      0.60%      0.40%      0.76%
 Return on average
  stockholders'
  equity                 12.78       8.51       6.50       3.60       7.32
 Net interest margin
  ratio                   3.40       3.30       3.35       3.32       3.49
 Efficiency ratio (1)    59.42      70.80      75.13      84.54      70.23

Asset Quality Ratios
 Nonperforming
  assets to total
  end of period
  assets                  0.75%      0.81%      1.04%      1.08%      0.63%
 Nonperforming loans
  to total end of
  period loans            0.60       0.49       1.08       1.40       0.79
 Net loan
  charge-offs to
  total average
  loans                      -       0.09       0.03       0.01       0.14
 Allowance for loan
  losses to total
  end of period
  loans                   1.16       1.19       1.22       1.29       1.50
 Allowance for loan
  losses to
  nonperforming
  loans                 194.72     241.05     112.65      92.14     189.48

Capital Ratios
 Average equity to
  average assets          8.83%      8.88%      9.15%     10.35%     10.34%
 Total capital to
  risk adjusted
  assets                 11.06      11.09      11.66      11.94      13.60
 Tier 1 leverage
  ratio                   7.80       7.60       7.99       7.90       9.49

 (1)  Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

Contact:
Thomas A. Daiber
President and Chief Executive Officer
Centrue Financial Corporation
tom.daiber@centrue.com

Kurt R. Stevenson
Senior Executive Vice President
and Chief Financial Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com